CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in this Post-Effective Amendment No. 8 to Registration Statement No. 333-101954 of Hartford Life Insurance Company Separate Account Seven on Form N-4, of our report dated February 25, 2004 except for Note 14, as to which the date is May 27, 2004 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's changes in its method of accounting for (a) goodwill and indefinite-lived intangible assets in 2002, (b) derivative instruments and hedging activities in 2001, and (c) the recognition of interest income and impairment on purchased retained beneficial interests in securitized financial assets in 2001), relating to Hartford Life Insurance Company as of December 31, 2003 and 2002, and for each of the three years in the period ended December 31, 2003, and of our report dated February 25, 2004, relating to the statements of assets and liabilities of Hartford Life Insurance Company Separate Account Seven as of December 31, 2003, and the related statements of operations for the year then ended and the statements of changes in net assets for each of the two years ended December 31, 2003, both appearing in the Statement of Additional Information, which is part of such Registration Statement, and to the reference to us under the heading "Experts" in such Statement of Additional Information.

Deloitte & Touche LLP
Hartford, Connecticut
August 3, 2004